As filed with the Securities and Exchange Commission on April 4 , 2019

Registration No. 333-230199

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ocean Power Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4911	22-2535818
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

28 Engelhard Drive, Suite B

Monroe Township, NJ 08831
(609) 730-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

George H. Kirby III
Chief Executive Officer
Ocean Power Technologies, Inc.
28 Engelhard Drive, Suite B

Monroe Township, NJ 08831
(609) 730-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert G. Reedy Kevin J. Poli	Michael A. Adelstein Kelley Drye & Warren LLP
Porter Hedges LLP	101 Park Avenue
1000 Main Street, 36th Floor	New York, New York 10178
Houston, Texas 77002	Telephone: (212) 808-7540
Telephone: (713) 226-6674	Telecopy: (248) 433-7274
Telecopy: (713) 228-1331

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1) (2) (3)	Amount of Registration Fee

Common stock, par value $0.001 per share (4)	$17,250,000	$2,090.70
Pre-funded warrants to purchase shares of common stock (4) (5)	--	--
Common stock, par value $0.001 per share, underlying pre-funded warrants (6)	--	--
Common warrants to purchase shares of common stock (6)	--	--
Common stock, par value $0.001 per share, underlying common warrants	$18,975,000	$2,299.77
Total	$36,225,000	$4,390.47	(7)

(1)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Includes securities to be sold upon exercise of the underwriter’s over-allotment option. See “Underwriting.”
(3)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended.
(4)	The proposed maximum offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed aggregate maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants) if any, is $17,250,000.
(5)	The registrant may issue pre-funded warrants to purchase shares of common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.01, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.01 per share (subject to adjustment as provided for therein).
(6)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.
(7)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 4 , 2019

4,285,714 Shares of Common Stock

Pre-Funded Warrants to Purchase Shares of Common Stock

Common Warrants to Purchase 4,285,714 Shares of Common Stock

We are offering 4,285,714 shares of our common stock, par value $0.001 per share, together with a number of common warrants to purchase up to 4,285,714 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the common warrants) pursuant to this prospectus. Each share of our common stock is being sold together with one common warrant to purchase one share of our common stock at an exercise price of $3.85 per share. The common warrants will be exercisable immediately and will expire five years from the date of issuance. We are also offering to each purchaser whose purchase of shares of common stock and warrants in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of our common stock.

The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.01, and the remaining exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis. Each pre-funded warrant is being sold together with one common warrant with substantially the same terms as the common warrants accompanying the common stock. Because one common warrant is being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

The shares of common stock and pre-funded warrants, if any, can each be purchased only with the accompanying common warrants (other than the over-allotment option), but will be issued separately, and will be immediately separable upon issuance.

Our common stock is listed on the NASDAQ Capital Market under the symbol “OPTT.” On April 3 , 2019, the last reported sale price of our common stock on the NASDAQ Capital Market was $7.76 per share, which gives effect to our one-for-twenty reverse split of our issued and outstanding shares of common stock effective March 12, 2019.

There is no established trading market for the pre-funded warrants or common warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants or common warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus and in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share and Accompanying Common Warrant	Per Pre-funded Warrant and Accompanying Common Warrant	Total(1)

Public offering price	$3.50	$3.49	$15,000,000
Underwriting discounts and commissions (2)	$0.245	$0.2443	$1,050,000
Proceeds, before expenses, to us	$3.255	$3.2457	$13,950,000

(1)	Assumes no sale of pre-funded warrants.
(2)	We have also agreed to reimburse the underwriter for certain of their expenses. See “Underwriting” for a description of compensation payable to the underwriter .

We have granted a 45-day option to the underwriter to purchase up to 642,857 additional shares of common stock and /or accompanying warrants to purchase 642,857 shares of common stock, solely to cover over-allotments, if any.

The underwriter expects to deliver the securities to purchasers on or about                   , 2019.

A.G.P.

The date of this prospectus is                            , 2019.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus and in any written communication from us or the underwriter, including any free writing prospectus. Neither we nor the underwriter have authorized anyone to provide you with additional or different information. Neither we nor the underwriter are making an offer of these securities in any state where the offer or sale is not permitted. In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. None of Ocean Power Technologies, Inc., the underwriter nor any of their respective representatives is making any representation to you regarding the legality of an investment decision in our securities by you under applicable laws. You should not assume that the information provided by this prospectus or the documents incorporated by reference in this prospectus is accurate as of any date other than its respective date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Before you invest in our securities, you should carefully read this prospectus and the documents incorporated by reference herein. The incorporated documents are described in this prospectus under the headings “Incorporation by Reference.”

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Certain industry and market data presented in this prospectus has been derived from data included in various industry publications, surveys and forecasts. We have assumed the correctness and truthfulness of such data, including projections and estimates, when we use them in this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. Because this summary provides only a brief overview of the key aspects of the offering, it does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including “Risk Factors” beginning on page 5, “Cautionary Note Regarding Forward-Looking Statements” beginning on page 9 and the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference,” before making an investment decision. As used in this prospectus, unless otherwise indicated, “we,” “our,” “us, “company” or similar terms refer collectively to Ocean Power Technologies, Inc. and its operating subsidiaries.

Overview

Nearly 70% of the earth’s surface is covered by water, and over 40% of the world’s population lives within approximately 150 miles of a coast. Thousands of information gathering and/or power systems are deployed in the oceans today to increase our understanding of weather, climate change, biological processes, and marine mammal patterns as well as supporting exploration, security and defense and operations for industries such as oil and gas. Most of these systems are powered by battery, solar, wind, fuel cell, or fossil fuel generators that may be unreliable and expensive to operate while they also may be limited in their ability to deliver ample electric power. These current systems often necessitate significant tradeoffs in sensor accuracy, data processing and communications bandwidth and frequency in order to operate given limited available power. More persistent power systems requiring less maintenance, such as our systems, may have the ability to save costs over these current systems. Equally important are increases in available power may allow for better sensors, faster data sampling and higher frequency communication intervals up to real-time which could as a result improve scientific, safety, security and economic returns.

Founded in 1984 and headquartered in Monroe Township, New Jersey, we believe we are the leader in ocean wave power conversion technology. Our PB3 PowerBuoy® is our first fully commercial product which generates electricity by harnessing the renewable energy of ocean waves. In addition to our PB3 PowerBuoy®, we continue to develop our PowerBuoy® product line based on modular, ocean-going buoys, which we have been periodically ocean testing since 1997.

The PB3 PowerBuoy® generates power for use in remote offshore locations, independent of a conventional power grid. It features a unique onboard power take-off (“PTO”) system, which incorporates both energy storage and energy management and control systems. The PB3 generates a nominal name-plated capacity rating of up to 3 kilowatts (“kW”) of peak power during recharging of the onboard batteries. Power generation is deployment-site dependent whereby average power generated can increase substantially at very active sites. Our standard energy storage system (“ESS”) has an energy capacity of up to a nominal 150 kilowatt-hours (“kWh”) to meet specific application requirements. We believe there is a substantial addressable market for the current capabilities of our PB3, which we believe could be utilized in a variety of applications.

In addition to leveraging earlier design aspects of our autonomous PowerBuoy®, the PB3 has undergone extensive factory and in-ocean design validation testing. Currently, our engineering efforts are continuing to expand the PowerBuoy® capability with simplified deployment and mooring options and working together with our customer base to ensure flexible systems integration and to optimize energy output. Our marketing efforts are focused on applications in remote offshore locations that require reliable and persistent power and communications, either by supplying electric power to payloads that are integrated directly in or on our PowerBuoy® or located in its vicinity, such as on the seabed and in the water column.

Based on our market research and publicly available data, we believe that numerous markets have a direct need for our PowerBuoys® including oil and gas, security and defense, science and research, and communications. Depending on payload power requirements, sensor types and other considerations, we have found that our PowerBuoy® could satisfy several application requirements within these markets. We believe that the PB3 persistently generates sufficient power to meet the requirements of many potential customer applications within our target markets.

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Since fiscal 2002, government agencies have accounted for a significant portion of our revenues. These revenues were largely for the support of our development efforts relating to our technology. Today, our goal is to generate the majority of our revenue from the sale or lease of our products, and sales of services to support our business operations. As we continue to develop and commercialize our products, we expect to have a net loss of cash from operating activities unless and until we achieve positive cash flow from the commercialization of our products and services. During fiscal 2018 and the first nine months of fiscal year 2019, we continued work on projects with Premier Oil (“PMO”) and Eni S.p.A. (“Eni”). In addition, we have recently begun work under a new contract with the U.S. Navy.

Business Strategy

We continue to commercialize our PB3 PowerBuoy® for use in remote offshore power and real-time data communications applications, and in order to achieve this goal, we are pursuing the following business objectives:

●	Sell and/or lease PB3 PowerBuoy®. We believe our PB3 PowerBuoy® is well suited for many autonomous (non-grid connected) offshore applications. We have observed potential market demand for both PowerBuoy® sales and leases within our selected markets, and we intend to sell and lease PB3 PowerBuoy® to these markets. We believe customer inquiries regarding applications of the PowerBuoy® have increased as a result of our deployments, recent contract awards and increased end user awareness of our PowerBuoy® solutions. Additionally, we intend to provide services associated with product sales and leases such as extended maintenance agreements, remote monitoring and diagnostics, data services and storage, application engineering, planning, training, logistics and security support required throughout the PB3 PowerBuoy® life-cycle. We continue to increase our commercial capabilities through new hires in marketing, sales, and application support, and through engagement of expert market consultants in geographies, markets and applications.

●	Concentrate sales and marketing efforts in specific geographic markets. We are currently focusing our marketing efforts in North America and Europe and a more focused effort on selected parts of Asia, Africa and South America. We believe that each of these areas has sizable end market opportunities, political and economic stability, and high levels of industrialization and economic development.

●

Expand our relationships in key market areas through strategic partnerships and collaborations. We believe that strategic partners are an important part of commercializing a new product. Partnerships and collaborations can be used to improve the development of overall integrated solutions, create new market channels, expand commercial know-how and geographic footprint, and bolster our product delivery capabilities.

Commercial collaborations. We believe that an important element of our business strategy is to collaborate with other organizations to leverage our combined expertise, market presence and access, and core competences across key markets. We have formed such a relationship with several well-known groups, and we continue to seek other opportunities to collaborate with application experts from within our selected markets.

Outsourcing of fabrication, deployment and service support. We outsource all fabrication, anchoring, mooring, cabling supply, and in most cases deployment of our PowerBuoy® in order to minimize our capital requirements as we scale our business and focus on commercialization. Our PTO is a proprietary subsystem and is assembled and tested at our facility. We believe this distributed manufacturing and assembly approach enables us to focus on our core competencies ensure a cost-effective product by leveraging a larger more established supply base. We also continue to seek strategic partnerships with regards to servicing of our PB3 PowerBuoy®, which complements our commercialization strategy.

●	PB3 cost reduction and PowerBuoy® product development. Our engineering efforts are focused on customer application development for PB3 sales and leases, cost reduction of our PB3 PowerBuoy® and improving the energy output, reliability, extending maintenance intervals and expected operating life of our PowerBuoys®. We continue to optimize manufacturability of our designs with a focus on cost competitiveness and reduction, and we believe that we will be able to address new and different applications by developing new products that increase energy output and demonstrate a high reliability our customers expect.

●	New product offerings. We are currently in the process of developing subsea battery solutions and a hybrid PowerBuoy®. The subsea battery solution will use commercially proven lithium ion batteries to supply power to power to subsea equipment, sensors, communications and autonomous underwater vehicles (AUV) and electric remotely operated vehicles (eROV) recharge. The hybrid PowerBuoy® will be a smaller liquid-fueled surface buoy, with significant energy storage and capable of providing reliable power in remote offshore locations. The Company anticipates marketing and quoting to potential customers around the world as early as the first half of calendar year 2019.

Corporate Information

Our principal executive offices are located at 28 Engelhard Drive, Suite B, Monroe Township, New Jersey. Our telephone number is (609) 730-0400. We were incorporated in New Jersey in 1984 and reincorporated in Delaware in 2007. We maintain a website at www.oceanpowertechnologies.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

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THE OFFERING

Common stock offered by us	4,285,714 shares ( or 4,928,571 shares if the underwriter exercises its over-allotment option to purchase additional shares of our common stock in full ) .

Common warrants offered by us

Common warrants to purchase up to an aggregate of 4,285,714 shares of our common stock (or up to an aggregate of 4,928,571 shares of our common stock if the underwriter exercises its over-overallotment option in full), at an exercise price of $3.85 per share. Each share of our common stock is being sold together with one common warrant to purchase one share of our common stock. For a further description of the common warrants, see “Description Of Securities We Are Offering – Common Warrants”. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Pre-funded warrants offered by us

We are also offering to each purchaser whose purchase of shares of common stock in this offering (including in connection with the over-allotment) would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will also be sold with one common warrant. Each pre-funded warrant will be exercisable for one share of our common stock.

The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.01, and the remaining exercise price of each pre-funded warrant will be $0.01 per share.

Each pre-funded warrant will be exercisable upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. The pre-funded warrants also provide that in the event of a fundamental transaction we are required to cause any successor entity to assume our obligations under the pre-funded warrants. In addition, the holder of the pre-funded warrant will be entitled to receive upon exercise of the pre-funded warrant the kind and amount of securities, cash or property that the holder would have received had the holder exercised the pre-funded warrant immediately prior to such fundamental transaction. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of such pre-funded warrant. For each pre-funded warrant we sell the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Issue price	$3.50 per share and accompanying common warrant, or $3.49 per pre-funded warrant and accompanying common warrant.

Common stock outstanding immediately after this offering	5,534,176 shares ( or 6,177,033 shares if the underwriter exercises its option to purchase additional shares of our common stock in full, but assuming no sale of the pre-funded warrants and none of the common warrants are exercised ) .

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Use of proceeds	We estimate that our net proceeds from this offering will be approximately $13.8 million after deducting underwriting discounts and commissions and estimated offering expenses, or approximately $15.9 million if the underwriter’s option to purchase additional shares is exercised in full, and assuming no sale of the pre-funded warrants. We will only receive additional proceeds from the exercise of the common warrants issuable in connection with this offering if such common warrants are exercised at their exercise price of $3.85 per share and the holders of such common warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the common warrants.

We intend to use the net proceeds from this offering for building additional PowerBuoys to meet potential market demand, advancing the development of new products, bolstering our sales and marketing, and for other general corporate purposes. This may include additional development, testing and demonstrations of our PowerBuoy system with the goal of furthering and accelerating our commercialization efforts. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our customer contracting efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. However, we will retain broad discretion over how the net proceeds are used. For more, see “Use of Proceeds.”

Dividend policy	We have not declared or paid any cash or other dividends on our common stock, and do not expect to declare or pay any cash or other dividends on our common stock in the foreseeable future.

Risk factors	You should consider carefully the risks discussed under the “Risk Factors” beginning on page 5 of this prospectus, as well as those described in our Annual Report on Form 10-K for the year ended April 30, 2018 and our subsequent SEC filings, and the other disclosures contained or incorporated by reference herein and therein.

NASDAQ Capital Market symbol	OPTT for our common stock. There is no established trading market for the pre-funded warrants or the common warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants or the common warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the pre-funded warrants and the common warrants will be limited.

The number of shares of common stock to be outstanding after this offering is based on 1,248,462 shares outstanding as of April 3 , 2019 and excludes (i) options outstanding as of that date representing the right to purchase a total of 65,654 shares of common stock at a weighted average exercise price of approximately $22.03 per share, (ii) outstanding warrants to purchase up to 7,298 shares of our common stock which are exercisable at a price of $121.60, and (iii) outstanding warrants to purchase up to 8,925 shares of our common stock which are exercisable at a price of $187.20.

In addition all information in this prospectus reflects a one-for-twenty reverse stock split of our issued and outstanding shares of common stock, options and warrants that became effective March 12, 2019, and the corresponding adjustment of all common stock prices per share and stock option and warrant exercise prices per share and conversion ratios.

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RISK FACTORS

Investing in our securities involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the other information contained in this prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Cautionary Statement Regarding Forward-Looking Information.”

For purposes of these risk factors, we refer to the pre-funded warrants and the common warrants together as the “warrants”.

Risks Relating to Our Common Stock

Our stockholders may experience substantial dilution in the value of their investment or their ownership interest as a result of this offering or if we issue additional shares of our capital stock in the future.

Our certificate of incorporation, as amended, currently authorizes us to issue up to 100,000,000 shares of our common stock and to issue and designate the rights of, without stockholder approval, up to 5,000,000 shares of preferred stock. We are offering shares of our common stock in this offering or shares if the underwriter exercises its option to purchase additional shares of our common stock in full. We also have an ongoing equity line of credit with Aspire Capital Fund, LLC, under which we may sell up to $10.0 million of our shares over a 30-month period (out of which approximately $949,259 have been sold as of April 3 , 2019). Furthermore, we may issue up to $3,645,000 worth of our common stock (subject to adjustment under certain circumstances) pursuant to our ongoing “at the market offering.”

Our business is capital intensive and we will likely need to raise additional capital to meet our business requirements in the future. We may offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share paid by other investors, and dilution to our stockholders in the value of their investment and their ownership and voting interest in us could result. Furthermore, investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible or exchangeable into common stock in future transactions may be higher or lower than the price per share paid by other investors.

In addition, we have a significant number of stock options and warrants outstanding. To the extent that outstanding stock options or warrants have been or may be exercised or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.

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We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common stock as to distributions and in liquidation, which could negatively affect the value of our common stock.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by some or all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities, any of which may rank senior to our common stock. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common stock. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

As a smaller reporting company, we are subject to scaled disclosure requirements that may make it more challenging for investors to analyze our results of operations and financial prospects.

Currently, we are a “smaller reporting company,” meaning that our outstanding common stock held by non-affiliates had a market value of less than $250 million as of October 31, 2018. As a “smaller reporting company,” we are able to provide simplified executive compensation disclosures in our filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in our filings with the SEC, including being required to provide only two years of audited financial statements in annual reports. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects.

Furthermore, a material weakness in internal controls may remain undetected for a longer period because of our extended exemption from the auditor attestation requirements under Section 404(b) of the Sarbanes-Oxley Act.

Historically, our stock price has been volatile; purchasers of our common stock could incur substantial losses as a result.

Historically, the market price of our common stock has fluctuated significantly, and we expect that this will continue. Purchasers of our common stock could incur substantial losses relating to their investment in our stock as a result. Also, the stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our common stock, which could cause purchasers of our common stock to incur substantial losses. The market price for our common stock may be influenced by many factors, including:

●	developments in our business or with respect to our projects;
●	the success of competitive products or technologies;
●	regulatory developments in the United States and foreign countries;
●	developments or disputes concerning patents or other proprietary rights;
●	the recruitment or departure of key personnel;
●	quarterly or annual variations in our financial results or those of companies that are perceived to be similar to us;
●	market conditions in the conventional and renewable energy industries and issuance of new or changed securities analysts’ reports or recommendations;
●	the failure of securities analysts to cover our common stock or changes in financial estimates by analysts;
●	the inability to meet the financial estimates of analysts who follow our common stock;
●	investor perception of our company and of our targeted markets; and
●	general economic, political and market conditions.

6

We have never paid cash dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have not paid any cash dividends on our common stock to date. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for our stockholders for the foreseeable future.

Provisions in our corporate charter documents and under Delaware law may delay or prevent attempts by our stockholders to change our management and hinder efforts to acquire a controlling interest in us.

As a result of our reincorporation in Delaware in April 2007, provisions of our certificate of incorporation and bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which our stockholders might otherwise receive a premium for their shares. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

●	advance notice requirements for stockholder proposals and nominations;
●	the inability of stockholders to act by written consent or to call special meetings; and
●	the ability of our Board to designate the terms of and issue new series of preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by our Board.

The affirmative vote of the holders of at least 75% of our shares of capital stock entitled to vote is necessary to amend or repeal the above provisions of our certificate of incorporation. In addition, absent the approval of our Board, our bylaws may only be amended or repealed by the affirmative vote of the holders of at least 75% of our shares of capital stock entitled to vote.

In addition, Section 203 of the Delaware General Corporation Law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, which is generally a person who together with its affiliates owns or within the last three years has owned 15% of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Section 203 may discourage, delay or prevent a change in control of our company.

We are at risk of being de-listed from The NASDAQ Stock Market if we do not regain compliance with the minimum $1 bid price per share and minimum stockholders’ equity required by NASDAQ rules.

On August 9, 2018, we received a letter from The NASDAQ Stock Market informing us that the closing bid price of our common stock has been below $1.00 per share for a period of 30 consecutive trading days, and as a result, we are not in compliance with the minimum bid price requirement for continued listing. Under the NASDAQ Listing Rules, we had a grace period of 180 calendar days, or until February 5, 2019, in which to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of our common stock would have had to meet or exceed $1.00 per share for a minimum of ten consecutive business days during this grace period, which we did not meet.

On February 11, 2019, the Company received another written notice from the Listing Qualifications department of NASDAQ notifying the Company that it had not regained compliance with the minimum bid price requirement and that the Company’s stockholders’ equity as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2018 did not qualify the Company for an additional 180 calendar day extension period for compliance. On February 19, 2019, the Company appealed the determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the NASDAQ Listing Rule 5800 Series. The appeal stayed the suspension of the Company’s securities pending the Panel’s decision, during which time the Company’s common stock will continue to be listed on NASDAQ, and the Company’s common stock will continue to trade under the symbol “OPTT”. The Company recently had an appeal hearing before the Panel and is awaiting a response from NASDAQ. We believe our one-for-twenty reverse split of our common stock, effective March 12, 2019, will enable the Company to regain compliance with NASDAQ minimum bid price requirement.

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In addition, we received an additional notification on March 14, 2019 that the Company is not in compliance with the minimum stockholders’ equity requirement based on the information reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended January 31, 2019, because of our failure to maintain stockholders’ equity of at least $2.5 million as of such date in accordance with the applicable NASDAQ Listing Rules. If we are unable to raise sufficient proceeds in this offering, we believe there is a risk we will not be able to meet this listing requirement on NASDAQ.

If our common stock is delisted from NASDAQ, our ability to raise capital through public offerings of our securities and to finance our operations could be adversely affected. We also believe that delisting would likely result in decreased liquidity and/or increased volatility in our common stock and could harm our business and future prospects. In addition, we believe that, if our common stock is delisted, our stockholders would likely find it more difficult to obtain accurate quotations as to the price of the common stock and it may be more difficult for stockholders to buy or sell our common stock at competitive market prices, or at all.

The warrants are speculative in nature.

The warrants offered hereby confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the warrants may exercise their right to acquire the common stock and pay an exercise price of $3.85 , in the case of a common warrant, and $0.01 , representing the unpaid portion of the exercise price in the case of a pre-funded warrant. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Holders of our warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your warrant. Upon exercise of your warrant, you will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise date.

There is no established market for the warrants to purchase shares of our common stock being offered in this offering.

There is no established trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the warrants will be limited.

The exercise price of the warrants offered by this prospectus will not be adjusted for dilutive events.

The exercise price of the warrants offered by this prospectus is subject to adjustment for certain events, such as stock splits. However, the exercise prices will not be adjusted for dilutive issuances of securities including capital stock, options, and convertible securities, which may adversely affect the market price of our common stock or the market value of such warrants without resulting in an adjustment of the exercise prices of such warrants.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information discussed in this prospectus, our filings with the SEC and our public releases include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the SEC. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of us and our subsidiaries to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

The forward-looking statements contained in or incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control, including:

●	our ability to commercialize our PowerBuoys®, and achieve and sustain profitability;

●	our continued development of our proprietary technologies, and expected continued use of cash from operating activities unless or until we achieve positive cash flow from the commercialization of our products and services;

●	our ability to obtain additional funding as and if needed which will be subject to a number of factors, including market conditions and our operating performance;

●	our estimates regarding expenses, future revenues and capital requirements;

●	the adequacy of our cash balances and our need for additional financings;

●	our ability to develop and manufacture a commercially viable PowerBuoy® product;

●	that we will be successful in our efforts to commercialize our PowerBuoy® or the timetable upon which commercialization can be achieved, if at all;

●	our ability to identify and penetrate markets for our PowerBuoys® and our wave energy technology;

●	our ability to implement our commercialization strategy as planned, or at all;

●	the power output, survivability and reliability of our PowerBuoys®;

●	our ability to maintain the listing of our common stock on the NASDAQ Capital Market;

●	our ability to raise capital;

●	the reliability of our technology and our PowerBuoys®;

●	the impact of pending and threatened litigation on our business, financial condition and liquidity;

●	changes in current legislation, regulations and economic conditions that affect the demand for renewable energy;

●	our ability to compete effectively in our target markets;

●	our limited operating history and history of operating losses;

●	our sales and marketing capabilities and strategy in the United States and internationally; and

●	our ability to protect our intellectual property portfolio.

Many of these factors are beyond our ability to control or predict. These factors are not intended to represent a complete list of the general or specific factors that may affect us.

In addition, management’s assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or that the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus and in the documents that we include in or incorporate by reference into this prospectus, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2018, and our subsequent SEC filings. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

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USE OF PROCEEDS

The estimated net proceeds to be received by us from this offering are expected to be approximately $13.8 million assuming no sale of the pre-funded warrants and no exercise of the underwriter’s option to purchase up to 642,857 additional shares of common stock and/or common warrants to purchase up to 642,857 shares of common stock , and after deducting underwriting discounts and commissions and estimated offering expenses. We will only receive additional proceeds from the exercise of the common warrants issuable in connection with this offering if such common warrants are exercised at their exercise price of $3.85 and the holders of such common warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the common warrants. We will only receive additional proceeds from the exercise of the pre-funded warrants issuable in connection with this offering if such pre-funded warrants are exercised at their remaining unpaid exercise price of $0.01 and the holders of such pre-funded warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the pre-funded warrants.

We intend to use the net proceeds from this offering for building additional PowerBuoys® to meet potential market demand, advancing the development of new products, enabling our sales and marketing, and for other general corporate purposes. This may include additional development, testing and demonstrations of our PowerBuoy® system with the goal of furthering and accelerating our commercialization efforts. The amounts and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnering efforts, and the regulatory and competitive environment. As of the date of this prospectus, we have not determined the amount of net proceeds to be used specifically for any particular purpose or the timing of any expenditures. Accordingly, management will retain broad discretion and flexibility in applying the net proceeds from the sale of the securities. Pending any use of the net proceeds, we intend to invest the net proceeds in repurchase contracts or deposit them in checking accounts at financial institutions.

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CAPITALIZATION

The following table presents a summary of our cash and cash equivalents and capitalization as of January 31, 2019:

●	on an actual basis; and

●	on an as adjusted basis, giving effect to the sale of 4,285,714 shares of common stock in this offering and common warrants to purchase 4,285,714 shares of common stock, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The as adjusted basis assumes no exercise of the over-allotment option by the underwriter and no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis, and excludes the proceeds, if any, from the exercise of any pre-funded warrants and common warrants issued in this offering.

You should read the following table in conjunction with our historical financial statements and the related notes thereto incorporated by reference into this prospectus.

	January 31, 2019(1)
	Actual	As Adjusted
	(reported in 000’s except per share data)
	(unaudited)
Cash and Cash Equivalents	$2,220	$15,865
Debt
Current portion of capital lease obligations	1	1
Stockholders’ Equity
Common Stock (par value $0.001 per share; 100,000,000 shares authorized); 1,019,505 shares issued (actual) and 5,305,219 shares issued (as adjusted)(2)	20	24
Treasury Stock, at cost (3,789 shares)	(301)	(301)
Additional Paid-in Capital	209,173	222,813
Accumulated Deficit	(207,279)	(207,279)
Accumulated Other Comprehensive Loss	(164)	(164)
Total Stockholders’ Equity	1,449	15,093
Total Capitalization	$1,450	$15,094

(1) Reflects a one-for-twenty reverse stock split of our issued and outstanding shares of common stock, options and warrants that became effective March 12, 2019, and the corresponding adjustment of all common stock prices per share and stock option and warrant exercise prices per share and conversion ratios.

(2) As of April 3 , 2019, we had 1,248,462 shares of common stock issued, which includes 3,789 shares of treasury stock, which are not outstanding, which excludes (i) options outstanding as of that date representing the right to purchase a total of 65,654 shares of common stock at a weighted average exercise price of approximately $22.03 per share, (ii) outstanding warrants to purchase up to 7,298 shares of our common stock which are currently exercisable at a price of $121.60, and (iii) outstanding warrants to purchase up to 8,925 shares of our common stock which are currently exercisable at a price of $187.20.

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DILUTION

If you invest in this offering, your ownership interest may be diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share after giving effect to this offering. Our net tangible book value as of January 31, 2019, was approximately $1,449,202, or approximately $1.43 per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of January 31, 2019.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to the sale of shares of our common stock in this offering at the public offering price of $3.50 per share and accompanying common warrant, and assuming no exercise of the over-allotment option by the underwriter and no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the common warrants and pre-funded warrants, and after deduction of fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of January 31, 2019 would have been approximately $15,094,201 , or approximately $2.85 per share of common stock. This represents an immediate increase in net tangible book value of $1.42 per share of common stock to our existing stockholders and an immediate decrease in net tangible book value of $0.65 per share of common stock to investors in this offering. The actual amounts above are based on 1,015,716 shares outstanding as of January 31, 2019 and do not reflect the exercise of outstanding options, because the effect of such exercise would be anti-dilutive.

Information presented in this section reflects a one-for-twenty reverse stock split of our issued and outstanding shares of common stock, options and warrants that became effective March 12, 2019, and the corresponding adjustment of all common stock prices per share and stock option and warrant exercise prices per share and conversion ratios.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on a number of factors, including future earnings, capital requirements, financial conditions, future prospects, contractual restrictions and covenants and other factors that our Board may deem relevant.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 4,285,714 shares of our common stock and common warrants to purchase 4,285,714 shares of common stock, or an additional 642,857 shares and common warrants to purchase an additional 642,857 shares if the underwriter exercises its option to purchase additional shares of our common stock in full. We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant is being sold together with one common warrant with substantially the same terms as the common warrants accompanying the common stock. Because one common warrant is being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

Information presented in this section reflects a one-for-twenty reverse stock split of our issued and outstanding shares of common stock, options and warrants that became effective March 12, 2019, and the corresponding adjustment of all common stock prices per share and stock option and warrant exercise prices per share and conversion ratios.

Common Stock

Authorized and Outstanding Capital Stock

The following description of our common stock and provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and bylaws, which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which are undesignated.

As of April 3 , 2019, there were 1,248,462 shares of common stock outstanding, and no shares of preferred stock were issued or outstanding. As of April 3 , 2019, there also were outstanding warrants to purchase up to 7,298 shares of our common stock that became exercisable on December 8, 2016 at a price of $121.60, warrants to purchase up to 8,925 shares of our common stock which are currently exercisable at a price of $187.20, and options to purchase a total of 65,654 shares of common stock at a weighted average exercise price of approximately $22.03 per share.

Description of Common Stock

Voting. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Dividends. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our Board, subject to any preferential dividend rights of outstanding preferred stock.

Liquidation and Distribution. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

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Anti-Takeover Effects of Delaware Law; Our Certificate of Incorporation and Our Bylaws

Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Removal of Directors

Our certificate of incorporation currently provides that directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote. However, our Board approved an amendment to our bylaws that became effective on June 17, 2016, which permits our directors to be removed either for cause or without cause by our stockholders. At our annual meeting of stockholders for the year ended April 30, 2016 that was held on October 21, 2016 (the “2016 Annual Meeting”), we submitted a proposal to stockholders seeking stockholder approval to amend our certificate of incorporation to delete the reference to “for cause” in Section 6 of Article IX of the certificate of incorporation. This proposal to amend the certificate of incorporation did not receive the required affirmative vote of the holders of at least 75% of the outstanding shares of common stock entitled to vote at the meeting, so the proposal did not pass. However, we also submitted a proposal to stockholders at the 2016 Annual Meeting seeking approval to amend our certificate of incorporation to add a clause that specified that, to the fullest extent permitted by law, any provision in the Certificate of Incorporation that is contrary to a requirement of the Delaware General Corporate Law (the “DGCL”) shall be read in conformity with the applicable requirement of the DGCL. This second proposal only required the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the 2016 Annual Meeting, and it passed.

The Board takes the position that under current Delaware law, the “only for cause” provision in the certificate of incorporation regarding removal of the company’s directors is not enforceable and is therefore not in conformity with the applicable requirement of the DGCL. Accordingly, we will comply with the provisions of our bylaws, as amended and as described above, relating to director removal and will not seek to enforce that provision of our certificate of incorporation relating to stockholder removal of directors only for cause, as presently in effect. Under our certificate of incorporation and bylaws, any vacancy on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by vote of a majority of our directors then in office.

The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and our bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our chief executive officer, our president or the Board.

Advance Notice Requirements for Stockholder Proposals

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, that is entitled to vote at the meeting and that has delivered to our secretary a timely written notice in proper form of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

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Delaware Business Combination Statute

We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of Certificate of Incorporation and Bylaws

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board or the affirmative vote of the holders of at least 75% of the voting power of our capital stock issued and outstanding and entitled to vote on the matter.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our certificate of incorporation provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for voting or assenting to unlawful payments of dividends or other distributions; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to limited exceptions.

Notice of Share Ownership

Our bylaws contain a provision requiring any beneficial owner of three percent or more of our outstanding common stock to notify us of his or her stockholdings, as well as of any change in his or her beneficial ownership of one percent or more of our outstanding common stock. Our bylaws do not provide for any specific remedy in the event a stockholder does not comply with this provision. We do not intend to make any such information public, unless required by law or the rules of the SEC or the NASDAQ Capital Market.

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Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021-1011, and its telephone number is 1-800-662-7232.

Our common stock is listed on the NASDAQ Capital Market under the symbol “OPTT.”

Warrants

The following summary of certain terms and provisions of the common warrants and pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the common warrants and pre-funded warrants, forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of the warrants as well as the warrant agency agreement for a complete description of the terms and conditions. For purposes of the summary below, we refer to the common warrants and the pre-funded warrants together as the Warrants.

Book-entry Form

Pursuant to a warrant agency agreement between us and Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent, the Warrants will be issued in book-entry form and the common warrants and pre-funded warrants shall each initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.  Notwithstanding the foregoing, a holder of Warrants will be entitled to initially receive its Warrants in certificated form upon written notification to us prior to the closing of this offering.

Duration and Exercise Price

The common warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 4,285,714 shares of common stock (or up to an aggregate of 4,928,571 shares of common stock if the underwriter’s over-allotment option is exercised in full) at an initial exercise price of $3.85 per share of common stock.

The pre-funded warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 4,285,714 shares of common stock. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of shares of common stock we are offering will be decreased on a one-for-one basis.

The remaining exercise price per whole share of our common stock purchasable upon the exercise of the pre-funded warrants is $0.01 per share of common stock.

The Warrants will be immediately exercisable upon issuance. Each pre-funded warrant will expire after such pre-funded warrant has been exercised in full. Each common warrant will expire on the fifth anniversary of the date of issuance. The Warrants will be issued separately from the common stock and may be transferred separately immediately thereafter.

The Warrants will be issued in book-entry form and will not be certificated unless requested by the holder. The exercise price is subject to appropriate adjustment upon certain subdivisions or combinations of the common stock or a common stock distribution or dividend payable in shares of common stock.

Exercisability

The common warrants will be exercisable from the date of issuance and will be expire five years thereafter, after which time holders of the Warrants will have no further rights to exercise the common warrants . The pre-funded warrants will be exercisable from the date of issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, at our option, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

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Exercise Limitation

A holder may not exercise any portion of the Warrants to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% (or 9.99% if initially requested by a holder) of the outstanding common shares after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s Warrants to up to 9.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Cashless Exercise

If, at the time a holder exercises its Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the Warrants to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the Warrants. The common warrants will also be automatically exercised via cashless exercise on the expiration date thereof.

Transferability

Subject to applicable laws and the restriction on transfer set forth in the Warrants, the Warrants may be transferred at the option of the holder upon surrender of the Warrants to us together with the appropriate instruments of transfer.

Exchange Listing

There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply to list the Warrants on any securities exchange. Without an active market, the liquidity of the Warrants will be limited. In addition, in the event the price of our common stock does not exceed the per share exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants will not have any value.

Pro Rata Distributions

If, at any time while the Warrants are outstanding, we declare or make any dividend of our assets (or right to acquire our assets) to the holders of shares of Common Stock, by way of return of capital or otherwise (a “Distribution”), then holders of the Warrants shall be entitled to participate in such Distribution to the same extent that the holder of the Warrants would have participated had such holder held the number of shares of Common Stock acquirable upon complete exercise of the Warrants (without regard to the beneficial ownership limitation unless such distribution would cause the holder to exceed such limitation).

Fundamental Transactions.

In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Warrants. In the event of a fundamental transaction, we are required to cause any successor entity to assume all of our obligations under the Warrants.

Right as a Stockholder

The holder of a Warrant does not generally have the rights or privileges of a holder of our common stock, including any voting rights, until it exercises his, her or its Warrants.

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UNDERWRITING

A.G.P./Alliance Global Partners is acting as the underwriter (the “Underwriter”) in this offering. We and the Underwriter have entered into an underwriting agreement with respect to the shares of common stock being offered. In connection with this offering and subject to certain terms and conditions, the Underwriter has agreed to purchase, and we have agreed to sell all of the securities in this offering the Underwriter.

The Underwriter is committed to purchase all the securities offered by us other than those covered by the over-allotment option to purchase additional securities described below, if it purchases any such securities. The obligations of the Underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the Underwriter’s obligations are subject to customary conditions and representations and warranties contained in the underwriting agreement, such as receipt by the Underwriter of officers’ certificates and legal opinions.

The Underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-allotment Option

Pursuant to the underwriting agreement, we have granted the Underwriter an option, exercisable for up to 45 days from the date of this prospectus, to purchase up to an additional 642,857 shares of common stock and /or accompanying warrants to purchase an additional 642,857 shares of common stock, on the same terms as the other securities being purchased by the Underwriter from us. The Underwriter may exercise the option solely to cover over-allotments, if any, in the sale of the shares of common stock that the Underwriter has agreed to purchase. If the over-allotment option is exercised in full, the total public offering price, underwriting compensation (including discounts, but not including any other compensation described hereunder) and proceeds to us before offering expenses will be approximately $17.2 million , $1.2 million and $16.0 million , respectively, assuming no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the common warrants and pre-funded warrants.

Indemnification

We have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

Underwriter’s Compensation

We have agreed to sell the securities of common stock to the Underwriter at the offering price of $3.255 and accompany common warrant, or $3.2457 per pre-funded warrant and accompanying common warrant, which represents the offering price of such securities set forth on the cover page of this prospectus less the 7% underwriting discount.

In addition, we have agreed to reimburse the Underwriter for certain accountable out-of-pocket expenses incurred by it up to $125,000, inclusive of $75,000 of fees and disbursements of its counsel. We have paid an expense deposit of $25,000 to the Underwriter for out-of-pocket expenses, which will be applied against the accountable expense allowance and will be returned to the extent not actually incurred.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $178,000 .

The following table summarizes the underwriting discount we will pay to the Underwriter. These amounts are shown assuming both no exercise and full exercise of the Underwriter’s over-allotment option.

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	Per Share and Accompanying Common Warrant	Per Pre-Funded Warrant and Accompanying Common Warrant	Total without Over-Allotment Option (1)	Total with Over-Allotment Option (1)
Public offering price	$3.50	$3.49	$15,000,000	$17,250,000
Total underwriting discount (7%)	$0.245	$0.2443	$1,050,000	$1,207,500
Proceeds to us, before expenses	$3.255	$3.2457	$13,950,000	$16,042,500

(1) Assumes no sale of any pre-funded warrants in this offering and excluding the proceeds, if any, from the exercise of the common warrants and pre-funded warrants

Lock-Up Agreements

Our executive officers and directors, who represent in the aggregate approximately 2.3% of our currently outstanding shares of common stock, have agreed to a 90-day “lock-up” from the effective date of this prospectus of shares of common stock that they beneficially own, including the issuance of common stock upon the exercise of currently outstanding convertible securities and options and options which may be issued. This means that, for a period of 90 days following the effective date of this prospectus, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Underwriter.

The Underwriter has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lockup agreements, the Underwriter may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

In addition, the underwriting agreement provides that we will not, for a period of 90 days following the effective date of this prospectus, offer, sell or distribute any of our securities, without the prior written consent of the Underwriter, subject to certain exceptions, including in connection with the common stock purchase agreement that we entered into with Aspire Capital Fund, LLC on August 13, 2018, under which we may sell up to $10.0 million of our shares over a 30-month period. We have also agreed to suspend sales under our “at the marketing offering” pursuant to the sales agreement dated January 7, 2019, with the Underwriter, as discussed in “Other Relationships” below, for a period of six months from the effective date of this prospectus.

Stabilization

The rules of the SEC generally prohibit the Underwriter from trading in our securities on the open market during this offering. However, the Underwriter is allowed to engage in some open market transactions and other activities during this offering that may cause the market price of our securities to be above or below that which would otherwise prevail in the open market. These activities may include stabilization, short sales and over-allotments, syndicate covering transactions and penalty bids.

●	Stabilizing transactions consist of bids or purchases made by the Underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

●	Short sales and over-allotments occur when the Underwriter sell more of our shares of common stock than it purchases from us in this offering. To cover the resulting short position, the Underwriter may exercise the over-allotment option described above or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The Underwriter will make available a prospectus in connection with any such short sales. Purchasers of shares sold short by the Underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the Underwriter in order to reduce a short position incurred by the Underwriter.

●	Penalty bids permit the Underwriter to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

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If the Underwriter commences these activities, it may discontinue them at any time without notice. The Underwriter will carry out any such transactions on the NASDAQ Capital Market.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “OPTT.”

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Underwriter of this offering, or by its affiliates. Other than the prospectus in electronic format, the information on an Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as Underwriter.

Other Relationships

The Underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In the course of its businesses, the Underwriter and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the Underwriter and its affiliates may at any time hold long or short positions in such securities or loans.

We have also entered into a sales agreement, dated January 7, 2019, with the Underwriter, under which we may issue and sell shares of our common stock having an aggregate gross sale price of up to $25,000,000 to the Underwriter, acting as our sales agent, in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. However, due to the offering limitations applicable to us under General Instruction I.B.6 of Form S-3 and our public float, and in accordance with the terms of such sales agreement, we are limited to offering shares of common stock having an aggregate gross sales price of up to $3,645,000 thereunder (provided, that such amount may be increased if our public float increases and we file another prospectus supplement prior to making additional sales). Each time we wish to issue and sell shares under such sales agreement, we will provide the Underwriter with a placement notice with the terms of such proposed sale, and the Underwriter, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, and rules and regulations of The Nasdaq Capital Market, to sell shares of our common stock under the terms thereof. We will pay the Underwriter commissions for its services in acting as our sales agent at a fixed commission rate of 3.25% of the gross proceeds from the sale of our common stock in accordance with such sales agreement. We also reimbursed the Underwriter for certain specified expenses incurred by it, including the fees and disbursements of its legal counsel, of $35,000, plus any additional amounts to be mutually agreed for reimbursement of legal fees that may be incurred by the Underwriter after the date of the prospectus supplement in connection therewith on January 8, 2019, for further periodic due diligence investigations in connection with such offering. As of March 27, 2019, we have sold a total of $958,229 of shares of our common stock pursuant to such sales agreement, and the Underwriter has received aggregate commissions of $31,142. Pursuant to the terms of the underwriting agreement, we have agreed to suspend sales under this sales agreement for a period of six months from the effective date of this prospectus.

Except for services provided in connection with this offering, and except as set forth in this section, the Underwriter has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus and we do not expect to retain the Underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

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Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression” Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

The underwriter has represented, warranted and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectuses no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

●	in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

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LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed on for us by Porter Hedges LLP, Houston, Texas. Certain legal matters with respect to this offering will be passed upon for the Underwriter by Kelley Drye & Warren LLP, New York, New York.

EXPERTS

The consolidated financial statements of Ocean Power Technologies, Inc. and subsidiaries as of April 30, 2018 and 2017, and for each of the years in the two-year period ended April 30, 2018, have been incorporated by reference herein to the Annual Report on Form 10-K for the year ended April 30, 2018, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, which are incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the April 30, 2018 consolidated financial statements contains an explanatory paragraph that states that our cash balance, recurring losses from operations, and accumulated deficit raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These documents contain specific information regarding us. These documents, including exhibits and schedules thereto, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website which provides online access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

Our common stock is listed on the NASDAQ Market under the ticker symbol “OPTT.” Our SEC filings are also available (free of charge) from our web site at www.oceanpowertechnologies.com, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K and any amendments to those reports. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

●	our Annual Report on Form 10-K for the fiscal year ended April 30, 2018, filed with the SEC on July 17, 2018, as amended on Forms 10-K/A filed with the SEC on October 12, 2018 and on March 11, 2019 (File No. 001-33417);

●	our Quarterly Report on Form 10-Q for the fiscal quarters ended July 31, 2018, October 31, 2018 and January 31, 2019 filed with the SEC on September 12, 2018, December 10, 2018 and March 11, 2019 (File No. 001-33417)

●	the description of our common stock set forth in our registration statement on Form 8-A filed on April 18, 2007 (File No. 001-33417) and in any and all subsequent amendments and reports filed for the purpose of updating that description; and

●	our Current Reports on Form 8-K, filed with the SEC on May 3, 2018, May 18, 2018, June 6, 2018, June 28, 2018, July 10, 2018, July 17, 2018, July 18, 2018, August 13, 2018, August 16, 2018, August 17, 2018, August 21, 2018, August 31, 2018, September 12, 2018, September 13, 2018, September 20, 2018, September 24, 2018, October 31, 2018, November 7, 2018, November 8, 2018, November 9, 2018, November 14, 2018, November 19, 2018, November 21, 2018, December 6, 2018, December 7, 2018, December 11, 2018, December 20, 2018, January 7, 2019, January 17, 2019, January 23, 2019, January 31, 2019, February 15, 2019, February 22, 2019, February 27, 2019, March 8, 2019, March 13, 2019 and March 15, 2019 (File No. 001-33417) (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

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All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any current report on Form 8-K and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of the initial registration statement of which this prospectus forms a part and until the offering of all of the securities by this prospectus is completed, including all filings made after the date of this prospectus, shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus, by writing or telephoning us at the following address:

Ocean Power Technologies, Inc.
28 Engelhard Drive, Suite B
Monroe Township, NJ 08831

Attention: Chief Financial Officer
(609) 730-0400

DISCLOSURE OF SEC’S POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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4,285,714 Shares of Common Stock

Pre-Funded Warrants to Purchase Shares of Common Stock

Warrants to Purchase 4,285,714 Shares of Common Stock

PROSPECTUS

A.G.P.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$4,390
Accounting fees and expenses	$60,000
Legal fees and expenses	$100,000
Printing and engraving expenses	$10,000
Transfer agent fees	$2,500
Miscellaneous	$1,110
Total	$178,000

Item 15.	Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Registrant’s certificate of incorporation provides that the Registrant will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. The Registrant’s certificate of incorporation provides that the Registrant will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of the Registrant to procure a judgment in the Registrant’s favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the Registrant’s request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

II-1

The Registrant maintains a general liability insurance policy that covers certain liabilities of the Registrant’s directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The Registrant’s directors and officers are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 15.	Recent Sales of Unregistered Securities.

On August 13, 2018, we entered into a common stock purchase agreement with Aspire Capital Fund, LLC (“Aspire Capital”) which provides that, subject to certain terms, conditions and limitations, Aspire Capital is committed to purchase up to an aggregate of $10.0 million of shares of our common stock over a 30-month period. In consideration for entering into the agreement, the Company issued to Aspire Capital 21,428 shares of our common stock as a commitment fee. Any proceeds that the Company will receive under said common stock purchase agreement are expected be used for expanding our sales and marketing through new hires and target market experts, increasing product manufacturing capabilities, and building additional PowerBuoys® to meet potential market demand, and for other general corporate purposes. As of March 27, 2019, we have sold 162,162 shares of common stock with an aggregate market value of $949,259 at an average price of $5.85 per share pursuant to this common stock purchase agreement. This transaction was deemed exempt from registration under the Securities Act in reliance on Section 4(a)(2). The information reported in this section reflects a one-for-twenty reverse stock split that became effective March 12, 2019.

Item 16.	Exhibits.

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement (incorporated by reference from Exhibit 1.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 3, 2019) .
3.1	Restated Certificate of Incorporation of the registrant (incorporated by reference from Exhibit 3.1 to our Quarterly Report on Form 10-Q filed September 14, 2007).
3.2	Certificate of Amendment of Certificate of Incorporation of Ocean Power Technologies, Inc. dated October 27, 2015 (incorporated by reference from Exhibit 3.1 to Current Report on Form 8-K filed on October 28, 2015).
3.3	Amended and Restated Bylaws of the registrant (incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K filed June 23, 2016).
3.4	Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on October 21, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 21, 2016).

II-2

Exhibit No.	Description of Exhibit
4.1	Specimen certificate of Common Stock (incorporated by reference from Exhibit 4.1 to Form S-1/A filed March 19, 2007).
4.2	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K/A filed on June 7, 2016).
4.3	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K/A filed on July 22, 2016).
4.4	Registration Rights Agreement, dated August 10, 2018, between Ocean Power Technologies, Inc. and Aspire Capital Fund, LLC (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on August 13, 2018).
4.5	Form of Common Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 3, 2019) .
4.6	Form of Pre-Funded Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 3, 2019) .
4.7	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 3, 2019) .
5.1 **	Opinion of Porter Hedges LLP.
10.1	Option Agreement for Purchase of Emissions Credits, dated November 24, 2000 between Ocean Power Technologies, Inc. and its affiliates and Woodside Sustainable Energy Solutions Pty. Ltd. (incorporated by reference from Exhibit 10.4 to Form S-1 filed November 13, 2006).
10.2***	Amended and Restated 2006 Stock Incentive Plan (incorporated by reference from Exhibit A to Proxy Statement filed August 28, 2013).
10.3	Agreement for Renewable Energy Economic Development Grants, dated November 3, 2003, between State of New Jersey Board of Public Utilities and Ocean Power Technologies, Inc. (incorporated by reference from Exhibit 10.18 to Form S-1/A filed March 19, 2007).
10.4	Form of Restricted Stock Agreement (incorporated by reference from Exhibit 10.1 to Form 10-Q filed March 14, 2011).
10.5	Amended Option Agreement for Purchase of Emissions Credits, dated December 4, 2012, between Ocean Power Technologies, Inc. and its affiliates and Metasource Pty Ltd (formerly known as Woodside Sustainable Energy Solutions Pty Ltd) (incorporated by reference from Exhibit 10.23 to Form 10-K filed July 12, 2013).
10.6***	Employment Agreement, dated December 29, 2014, between George H. Kirby and Ocean Power Technologies, Inc. (incorporated by reference from Exhibit 10.1 to Form 10-Q filed March 11, 2015).
10.7	Placement Agency Agreement dated June 2, 2016, by and among Ocean Power Technologies, Inc., Roth Capital Partners, LLC and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K filed on June 2, 2016).

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Exhibit No.	Description of Exhibit
10.8	Form of Securities Purchase Agreement dated June 2, 2016 (incorporated by reference to Exhibit 99.3 to Current Report on Form 8-K filed on June 2, 2016).
10.9	Form of Amendment No. 1 to Securities Purchase Agreement, dated June 7, 2016 (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K/A filed on June 7, 2016).
10.10***	2015 Omnibus Incentive Plan (incorporated by reference to Annex A to Proxy Statement filed on September 3, 2015).
10.11	Stipulation and Agreement of Class Settlement dated as of May 5, 2016 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 11, 2016).
10.12	Agreement by and between Ocean Power Technologies, Inc. and Mitsui Engineering & Shipbuilding Co., Ltd dated May 31, 2016 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K/A filed on June 6, 2016).
10.13	Form of Amendment No. 1 to the Securities Purchase Agreement, dated June 7, 2016 (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed on June 7, 2016).
10.14	Form of Amendment No. 2, dated as of July 21, 2016, to the Securities Purchase Agreement, dated as of June 2, 2016, by and among Ocean Power Technologies, Inc. and the investor’s signatory thereto, and (incorporated by reference from Exhibit 99.2 to the Current Report on Form 8-K filed July 21, 2016).
10.15	Form of Placement Agency Agreement, dated July 22, 2016, between the Company and the Placement Agent (incorporated by reference from Exhibit 1.1 to the Current Report on Form 8-K filed July 22, 2016).
10.16	Form of Subscription Agreement, dated July 22, 2016 between the Company and the Purchasers thereto (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed July 22, 2016).
10.17***	Employment Letter between the Company and Matthew Shafer dated August 23, 2016, (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed August 29, 2016).
10.18***	Letter Agreement between the Company and Mark A. Featherstone dated August 25, 2016, (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed August 29, 2016).
10.19***	Employment Letter between the Company and Mike Mekhiche dated September 12, 2016, (incorporated by reference from Exhibit 10.4 to the Current Report on Form 8-K filed August 29, 2016).
10.20***	Letter Agreement between the Company and Mike Mekhiche dated June 19, 2014, (incorporated by reference from Exhibit 10.5 to the Current Report on Form 8-K filed August 29, 2016).
10.21	Agreement by and between the Company and the U.S. Office of Naval Research dated September 13, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 14, 2016).
10.22	Lease Agreement, dated March 31, 2017 between Ocean Power Technologies, Inc. and PPH Industrial 28 Engelhard, LLC (incorporated by reference from Exhibit 99.2 to the Company’s Current Report on Form 8-K filed April 6, 2017).
10.23***	Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2018).
10.24	Form of Restricted Stock Agreement for Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2018).
10.25+++	Contract between Eni SpA and the Company dated March 14, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2018).
10.26+++	Contract between Premier Oil UK Limited and the Company dated June 27, 2018 (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed with the SEC on July 17, 2018).
10.27	Common Stock Purchase Agreement, dated August 13, 2018, between Ocean Power Technologies, Inc. and Aspire Capital Fund, LLC (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on August 13, 2018).
10.28***	Amendment to the Employment Agreement of George H. Kirby III (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2018).
10.29	Sales Agreement between the Company and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2019).
10.30	Contract between U.S. Navy and the Company dated February 11, 2019 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on March 11, 2019).
21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to Form 10-K filed with the SEC on July 17, 2018).
23.1 **	Consent of KPMG LLP.
23.2 **	Form of Consent of Porter Hedges LLP (included in Exhibit 5.1).
24.1	Power of Attorney ( Previously Filed ).

** Filed herewith.

*** Management contract or compensatory plan or arrangement.

+++ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.

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Item 17.	Undertakings.

a.	The undersigned registrant hereby undertakes:

i.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

1)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

2)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

3)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

ii.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

iii.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

iv.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

v.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

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The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

1)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

2)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

3)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

4)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Monroe, State of New Jersey, on the 4th day of April, 2019.

OCEAN POWER TECHNOLOGIES, INC.

By:	/s/ George H. Kirby III
George H. Kirby III
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George H. Kirby III	President, Chief Executive Officer	April 4, 2019
George H. Kirby III	and Director (Principal Executive Officer)

/s/ Matthew T. Shafer	Chief Financial Officer and Treasurer	April 4, 2019
Matthew T. Shafer	(Principal Financial and Accounting Officer)

*	Chairman of the Board and Director	April 4, 2019
Terence J. Cryan

*	Vice Chairman of the Board and Director	April 4, 2019
Dean J. Glover

*	Director	April 4, 2019
Steven M. Fludder

*	Director	April 4, 2019
Robert K. Winters

*	Director	April 4, 2019
Kristine S. Moore

* By: /s/ George H. Kirby III		April 4, 2019
George H. Kirby III, as attorney in fact

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Form of Underwriting Agreement (incorporated by reference from Exhibit 1.1 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 3, 2019) .
3.1	Restated Certificate of Incorporation of the registrant (incorporated by reference from Exhibit 3.1 to our Quarterly Report on Form 10-Q filed September 14, 2007).
3.2	Certificate of Amendment of Certificate of Incorporation of Ocean Power Technologies, Inc. dated October 27, 2015 (incorporated by reference from Exhibit 3.1 to Current Report on Form 8-K filed on October 28, 2015).
3.3	Amended and Restated Bylaws of the registrant (incorporated by reference from Exhibit 3.2 to the Current Report on Form 8-K filed June 23, 2016).
3.4	Certificate of Amendment to Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on October 21, 2016 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 21, 2016).

4.1	Specimen certificate of Common Stock (incorporated by reference from Exhibit 4.1 to Form S-1/A filed March 19, 2007).
4.2	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K/A filed on June 7, 2016).
4.3	Form of Warrant to Purchase Common Stock (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K/A filed on July 22, 2016).
4.4	Registration Rights Agreement, dated August 10, 2018, between Ocean Power Technologies, Inc. and Aspire Capital Fund, LLC (incorporated by reference from Exhibit 4.1 to Current Report on Form 8-K filed on August 13, 2018).
4.5	Form of Common Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.5 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 3, 2019) .
4.6	Form of Pre-Funded Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 3, 2019) .
4.7	Form of Warrant Agency Agreement (incorporated by reference to Exhibit 4.7 to Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed on April 3, 2019) .
5.1 **	Opinion of Porter Hedges LLP.
10.1	Option Agreement for Purchase of Emissions Credits, dated November 24, 2000 between Ocean Power Technologies, Inc. and its affiliates and Woodside Sustainable Energy Solutions Pty. Ltd. (incorporated by reference from Exhibit 10.4 to Form S-1 filed November 13, 2006).
10.2***	Amended and Restated 2006 Stock Incentive Plan (incorporated by reference from Exhibit A to Proxy Statement filed August 28, 2013).
10.3	Agreement for Renewable Energy Economic Development Grants, dated November 3, 2003, between State of New Jersey Board of Public Utilities and Ocean Power Technologies, Inc. (incorporated by reference from Exhibit 10.18 to Form S-1/A filed March 19, 2007).
10.4	Form of Restricted Stock Agreement (incorporated by reference from Exhibit 10.1 to Form 10-Q filed March 14, 2011).
10.5	Amended Option Agreement for Purchase of Emissions Credits, dated December 4, 2012, between Ocean Power Technologies, Inc. and its affiliates and Metasource Pty Ltd (formerly known as Woodside Sustainable Energy Solutions Pty Ltd) (incorporated by reference from Exhibit 10.23 to Form 10-K filed July 12, 2013).
10.6***	Employment Agreement, dated December 29, 2014, between George H. Kirby and Ocean Power Technologies, Inc. (incorporated by reference from Exhibit 10.1 to Form 10-Q filed March 11, 2015).
10.7	Placement Agency Agreement dated June 2, 2016, by and among Ocean Power Technologies, Inc., Roth Capital Partners, LLC and Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K filed on June 2, 2016).

II-8

Exhibit No.	Description of Exhibit
10.8	Form of Securities Purchase Agreement dated June 2, 2016 (incorporated by reference to Exhibit 99.3 to Current Report on Form 8-K filed on June 2, 2016).
10.9	Form of Amendment No. 1 to Securities Purchase Agreement, dated June 7, 2016 (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K/A filed on June 7, 2016).
10.10***	2015 Omnibus Incentive Plan (incorporated by reference to Annex A to Proxy Statement filed on September 3, 2015).
10.11	Stipulation and Agreement of Class Settlement dated as of May 5, 2016 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on May 11, 2016).
10.12	Agreement by and between Ocean Power Technologies, Inc. and Mitsui Engineering & Shipbuilding Co., Ltd dated May 31, 2016 (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K/A filed on June 6, 2016).
10.13	Form of Amendment No. 1 to the Securities Purchase Agreement, dated June 7, 2016 (incorporated by reference to Exhibit 99.4 to the Current Report on Form 8-K filed on June 7, 2016).
10.14	Form of Amendment No. 2, dated as of July 21, 2016, to the Securities Purchase Agreement, dated as of June 2, 2016, by and among Ocean Power Technologies, Inc. and the investor’s signatory thereto, and (incorporated by reference from Exhibit 99.2 to the Current Report on Form 8-K filed July 21, 2016).
10.15	Form of Placement Agency Agreement, dated July 22, 2016, between the Company and the Placement Agent (incorporated by reference from Exhibit 1.1 to the Current Report on Form 8-K filed July 22, 2016).
10.16	Form of Subscription Agreement, dated July 22, 2016 between the Company and the Purchasers thereto (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed July 22, 2016).
10.17***	Employment Letter between the Company and Matthew Shafer dated August 23, 2016, (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed August 29, 2016).
10.18***	Letter Agreement between the Company and Mark A. Featherstone dated August 25, 2016, (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed August 29, 2016).
10.19***	Employment Letter between the Company and Mike Mekhiche dated September 12, 2016, (incorporated by reference from Exhibit 10.4 to the Current Report on Form 8-K filed August 29, 2016).
10.20***	Letter Agreement between the Company and Mike Mekhiche dated June 19, 2014, (incorporated by reference from Exhibit 10.5 to the Current Report on Form 8-K filed August 29, 2016).
10.21	Agreement by and between the Company and the U.S. Office of Naval Research dated September 13, 2016 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 14, 2016).
10.22	Lease Agreement, dated March 31, 2017 between Ocean Power Technologies, Inc. and PPH Industrial 28 Engelhard, LLC (incorporated by reference from Exhibit 99.2 to the Company’s Current Report on Form 8-K filed April 6, 2017).
10.23***	Ocean Power Technologies, Inc. Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2018).
10.24	Form of Restricted Stock Agreement for Employment Inducement Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on January 19, 2018).
10.25+++	Contract between Eni SpA and the Company dated March 14, 2018 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 19, 2018).
10.26+++	Contract between Premier Oil UK Limited and the Company dated June 27, 2018 (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed with the SEC on July 17, 2018).
10.27	Common Stock Purchase Agreement, dated August 13, 2018, between Ocean Power Technologies, Inc. and Aspire Capital Fund, LLC (incorporated by reference from Exhibit 10.1 to Current Report on Form 8-K filed on August 13, 2018).
10.28***	Amendment to the Employment Agreement of George H. Kirby III (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on July 18, 2018).
10.29	Sales Agreement between the Company and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2019).
10.30	Contract between U.S. Navy and the Company dated February 11, 2019 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on March 11, 2019).
21.1	Subsidiaries of the registrant (incorporated by reference to Exhibit 21.1 to Form 10-K filed with the SEC on July 17, 2018).
23.1 **	Consent of KPMG LLP.
23.2 **	Form of Consent of Porter Hedges LLP (included in Exhibit 5.1).
24.1	Power of Attorney ( previously filed ).

** Filed herewith.

*** Management contract or compensatory plan or arrangement.

+++ Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission and this exhibit has been filed separately with the Securities and Exchange Commission in connection with such request.

II-9